UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 29, 2009

EDGE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22149	76-0511037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Travis Tower 1301 Travis, Suite 2000 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 654-8960

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

Background

On March 16, 2009, the Company announced that it had entered into the Consent and Amendment No. 4 to its Fourth Amended and Restated Credit Agreement, as amended (the “Revolving Facility”) which provided for, among other things, that that the Company would make a $25 million payment on May 31, 2009 with all remaining principal, fees and interest amounts under the Revolving Facility to be due and payable on June 30, 2009.

Amendment No. 6

On May 29, 2009, the Company entered into Amendment No. 6 (“Amendment No. 6”) to the Revolving Facility which amendment eliminates the May 31, 2009 payment obligation and provides that the related $25 million payment for outstanding advances as well as any unpaid interest thereon and all remaining principal, fees and interests amounts under the Revolving Facility are due on June 30, 2009.

The foregoing description of Amendment No. 6 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 6, which is filed as Exhibit 4.1 hereto and is incorporated into this Current Report on Form 8-K by reference. Amendment No. 6 provides further information regarding the terms of Amendment No. 6.

Item 9.01.      Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description

4.1	Amendment No. 6, executed May 29, 2009, among Edge Petroleum Corporation, the lenders party thereto and Union Bank of California, N.A., as administrative agent for such lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: May 29, 2009	By:	/s/ John W. Elias
John W. Elias
Chairman, President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Amendment No. 6, executed May 29, 2009, among Edge Petroleum Corporation, the lenders party thereto and Union Bank of California, N.A., as administrative agent for such lenders.